As filed with the Securities and Exchange Commission on May 26, 2021

Registration No. 333-222735

Registration No. 333-201236

Registration No. 333-176165

Registration No. 333-152877

Registration No. 333-127353

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-222735

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-201236

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176165

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-152877

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-127353

under

the Securities Act of 1933

STERICYCLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-3640402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2355 Waukegan Road, Bannockburn, Illinois 60015

(Address of principal executive offices, including zip code)

Stericycle, Inc. 2021 Long-Term Incentive Plan

Stericycle, Inc. 2017 Long-Term Incentive Plan

Stericycle, Inc. 2014 Incentive Stock Plan

Stericycle, Inc. 2011 Incentive Stock Plan

Stericycle, Inc. 2008 Incentive Stock Plan

Stericycle, Inc. 2005 Incentive Stock Plan

(Full title of the plan)

Kurt M. Rogers

Executive Vice President and General Counsel

Stericycle, Inc.

2355 Waukegan Road, Bannockburn, Illinois 60015

(Name and address of agent for service)

(847) 367-5910

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Stericycle, Inc. (the “Company”) has previously filed with the Securities and Exchange Commission (the “Commission”) certain Registration Statements on Form S-8, to register shares of its common stock, par value $0.01 per share (the “Common Stock”), available for issuance under certain equity compensation plans, and paid related registration fees, as follows:

•	Registration Statement No. 333-127353, filed August 9, 2005, registering 2,400,000 shares under the Stericycle, Inc. 2005 Incentive Stock Plan (the “2005 Plan”), with a registration fee of $33,208.35;

•	Registration Statement No. 333-152877, filed August 8, 2008, registering 3,500,000 shares under the Stericycle, Inc. 2008 Incentive Stock Plan (the “2008 Plan”), with a registration fee of $8,182.85;

•	Registration Statement No. 333-176165, filed August 9, 2011, registering 3,000,000 shares under the Stericycle, Inc. 2011 Incentive Stock Plan (the “2011 Plan”), with a registration fee of $28,591.95;

•

Registration Statement No. 333-201236, filed December 23, 2014, registering 2,500,000 shares under the Stericycle, Inc. 2014 Incentive Stock Plan (the “2014 Plan”), with a registration fee of $37,003.89; and

•

Registration Statement No. 333-222735, filed January 26, 2018, registering 1,500,000 shares under the Stericycle, Inc. 2017 Long-Term Incentive Plan (the “2017 Plan”), with a registration fee of $13,132.26.

Such Registration Statements are referred to herein as the “Registration Statements.”

On May 26, 2021 (the “Effective Date”), the stockholders of the Company approved the Stericycle, Inc. 2021 Long-Term Incentive Plan (the “2021 Plan”). The total number of shares of Common Stock for which awards may be granted under the 2021 Plan includes, in addition to 2,500,000 new shares of Common Stock (registered concurrently on a new Registration Statement on Form S-8): (i) an aggregate of 2,144,494 shares of Common Stock remaining available for future grants under the 2017 Plan, the 2014 Plan and the 2011 Plan (collectively, the “Prior Plans”) on the Effective Date; and (ii) up to 2,187,077 shares of Common Stock subject to awards granted under the Prior Plans, the 2008 Plan or the 2005 Plan that are outstanding on the Effective Date that subsequently expire, are cancelled or forfeited, or are settled for cash (together, the “Carryover Shares”).

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Company disclose a material change in the plan of distribution as it was originally disclosed in the Registration Statements, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statements to reflect that, as of the Effective Date, the Carryover Shares may be issued under the 2021 Plan and to file as an exhibit hereto a copy of the 2021 Plan. This Post-Effective Amendment No. 1 to the Registration Statements amends and supplements the items listed below. All other items of the Registration Statements are incorporated herein by reference without change.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The registrant incorporates by reference in this registration statement the following documents that the registrant has filed with the Commission:

(a) the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 25, 2021;

(b) those portions of the registrant’s Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Stockholders, filed with the Commission on April 14, 2021, that were specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2020;

(c) the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on April 29, 2021; and

(d) the description of the registrant’s Common Stock contained in the registration statement on Form 8-A that the registrant filed on August 21, 1996, together with any amendment or report that the registrant may file for the purpose of updating this description.

All documents that the registrant files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the filing of this registration statement but prior to the filing of a post-effective amendment which (i) indicates that all of the shares of the registrant’s Common Stock covered by this registration statement have been sold, or which (ii) deregisters all of the shares then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this registration statement from the respective dates of filing.

Any statement in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded to the extent that a statement in this registration statement, or in any document filed after the filing of this registration statement which is deemed to be incorporated by reference in this registration statement, modifies or supersedes the earlier statement. The earlier statement shall be deemed to be incorporated in this registration statement only as so modified or superseded.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law (the “DGCL”), the registrant’s Amended and Restated Bylaws (the “Bylaws”) provide that (i) the registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL (provided, however, that the registrant is required to provide indemnification with respect to a proceeding (or part thereof) initiated by one of such persons only if the proceeding (or part thereof) is authorized by the registrant’s board of directors), (ii) the registrant may, in its discretion, indemnify other persons as set forth in the DGCL, (iii) to the fullest extent permitted by the DGCL, the registrant is required to advance all expenses incurred by its directors and officers in connection with a legal proceeding (subject to certain exceptions) and (iv) the rights conferred in the Bylaws are not exclusive.

The registrant has entered into agreements with its directors and executive officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its subsidiaries, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

By reason of directors’ and officers’ liability insurance that the registrant maintains, the registrant’s directors and officers are insured against actual liabilities, including liabilities under the federal securities laws, for acts or omissions related to the conduct of their duties.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 declared effective on August 22, 1996)

4.2	First certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.1 to the registrant’s current report on Form 8-K filed November 29, 1999)

4.3	Second certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.4 to the registrant’s annual report on Form 10-K for 2002)

4.4	Third certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3.4 to the registrant’s registration statement on Form S-4 declared effective on October 10, 2007)

4.5	Fourth certificate of amendment to amended and restated certificate of incorporation (incorporated by reference to Exhibit 3( i).1 to the registrant’s quarterly report on Form 10-Q filed August 7, 2014)

4.6	Amended and restated bylaws (incorporated by reference to Exhibit 3(ii).1 to the registrant’s current report on Form 8-K filed June 1, 2016)

4.7	Description of the registrant’s Common Stock (incorporated by reference to Exhibit 4.5 to the registrant’s annual report on Form 10-K for 2020)

4.8	Stericycle, Inc. 2021 Long-Term Incentive Plan (incorporated by reference to Appendix B to the registrant’s Definitive Proxy Statement on Schedule 14A filed April 14, 2021)

4.9	Stericycle, Inc. 2017 Long-Term Incentive Plan (incorporated by reference to Exhibit B to the registrant’s Definitive Proxy Statement on Schedule 14A filed April 14, 2017)

4.10	Stericycle, Inc. 2014 Stock Incentive Plan (incorporated by reference to Exhibit 4.1 to our registration statement on Form S-8 filed December 23, 2014)

4.11	Stericycle, Inc. 2011 Incentive Stock Plan (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-8 filed August 9, 2011)

4.12	Stericycle, Inc. 2008 Incentive Stock Plan (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-8 filed August 8, 2008)

4.13	First Amendment to 2008 Plan (incorporated by reference to Exhibit 10.19 to the registrant’s annual report on Form 10-K for 2009)

4.14	Stericycle, Inc. 2005 Incentive Stock Plan (incorporated by reference to Exhibit 4.1 to the registrant’s registration statement on Form S-8 filed August 9, 2005)

4.15	First Amendment to 2005 Plan (incorporated by reference to Exhibit 10.15 to the registrant’s annual report on Form 10-K for 2008)

4.16	Amendment to 2005 Plan and 2008 Plan (incorporated by reference to Exhibit 10.21 to the registrant’s annual report on Form 10-K for 2012)

5.1	Opinion of Faegre Drinker Biddle & Reath LLP with respect to the legality of the Carryover Shares issuable under the 2021 Plan

5.2	Opinion of Sidley Austin LLP with respect to the legality of the Common Stock issuable under the 2017 Plan (incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form S-8 filed January 26, 2018)

5.3	Opinion of Johnson and Colmar with respect to the legality of the Common Stock issuable under the 2014 Plan (incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form S-8 filed December 23, 2014)

5.4	Opinion of Johnson and Colmar with respect to the legality of the Common Stock issuable under the 2011 Plan (incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form S-8 filed August 9, 2011)

5.5	Opinion of Johnson and Colmar with respect to the legality of the Common Stock issuable under the 2008 Plan (incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form S-8 filed August 8, 2008)

5.6	Opinion of Johnson and Colmar with respect to the legality of the Common Stock issuable under the 2005 Plan (incorporated by reference to Exhibit 5.1 to the registrant’s registration statement on Form S-8 filed August 9, 2005)

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)

23.3	Consent of Sidley Austin LLP (included in Exhibit 5.2)

23.4	Consent of Johnson and Colmar (included in Exhibit 5.3)

23.5	Consent of Johnson and Colmar (included in Exhibit 5.4)

23.6	Consent of Johnson and Colmar (included in Exhibit 5.5)

23.7	Consent of Johnson and Colmar (included in Exhibit 5.6)

24.1	Power of attorney (included under the caption “Power of Attorney” on the signature page to this registration statement)

Item 9. Undertakings.

A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bannockburn, State of Illinois, on May 26, 2021.

Stericycle, Inc.

By:	/s/ Janet H. Zelenka
Janet H. Zelenka
Executive Vice President, Chief Financial Officer and Chief Information Officer

Power of Attorney

Each person whose signature appears below who is then an officer or director of the registrant authorizes Cindy J. Miller, Janet H. Zelenka and Kurt M. Rogers, or any one of them, with full power of substitution and resubstitution, to sign in his or her name and to file any amendments (including post-effective amendments) to this registration statement and all related documents necessary or advisable to enable the registrant to comply with the Securities Act in connection with the registration of the securities which are the subject of this registration statement, which amendments may make such changes in this registration statement (as it may be so amended) as Cindy J. Miller, Janet H. Zelenka and Kurt M. Rogers, or any one of them, may deem appropriate, and to do and perform all other related acts and things necessary to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Cindy J. Miller Cindy J. Miller	Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2021

/s/ Janet H. Zelenka Janet H. Zelenka	Executive Vice President, Chief Financial Officer, and Chief Information Officer (Principal Financial Officer)	May 26, 2021

/s/ Richard J. Hoffman Richard J. Hoffman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 26, 2021

/s/ Robert S. Murley Robert S. Murley	Chairman of the Board of Directors	May 26, 2021

/s/ Brian P. Anderson Brian P. Anderson	Director	May 26, 2021

/s/ Lynn D. Bleil Lynn D. Bleil	Director	May 26, 2021

/s/ Thomas F. Chen Thomas F. Chen	Director	May 26, 2021

/s/ J. Joel Hackney Jr. J. Joel Hackney Jr.	Director	May 26, 2021

/s/ Veronica M. Hagen Veronica M. Hagen	Director	May 26, 2021

/s/ Stephen C. Hooley Stephen C. Hooley	Director	May 26, 2021

/s/ James J. Martell James J. Martell	Director	May 26, 2021

/s/ Kay G. Priestly Kay G. Priestly	Director	May 26, 2021

/s/ James L. Welch James L. Welch	Director	May 26, 2021

/s/ Mike S. Zafirovski Mike S. Zafirovski	Director	May 26, 2021